Exhibit 99.1

News Release

Contact:
Chris Bagley	Will Fisackerly
President and Chief Operating Officer; Interim Chief Financial Officer	Senior Vice President and Director of Corporate Finance
662/680-2009	662/680-2475

BancorpSouth Announces First Quarter 2017 Financial Results

TUPELO, MS, April 19, 2017/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended March 31, 2017.

Highlights for the first quarter of 2017 included:

•	Net income of $38.1 million, or $0.41 per diluted share.

•	Generated total deposit growth of $354.7 million, or 12.3 percent on an annualized basis.

•	Net interest margin remained stable at 3.46 percent.

•	Earnings benefitted from a positive pre-tax mortgage servicing rights (“MSR”) valuation adjustment of $0.9 million.

•	Net operating income – excluding MSR – of $36.9 million, or $0.39 per diluted share.

•	Credit quality remained stable; recorded provision for credit losses of $1.0 million for the quarter.

•	Total operating expense declined compared to both the first and fourth quarters of 2016 and operating efficiency ratio – excluding MSR – declined to 68.4 percent.

•	Repurchased 1,613,691 shares of outstanding common stock at a weighted average price of $30.62 per share.

The Company reported net income of $38.1 million, or $0.41 per diluted share, for the first quarter of 2017 compared with net income of $22.5 million, or $0.24 per diluted share, for the first quarter of 2016 and net income of $37.7 million, or $0.40 per diluted share, for the fourth quarter of 2016.

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BancorpSouth, Inc.

Box 789 ● Tupelo, MS 38802-0789 ● (662) 680-2000

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

The Company reported net operating income – excluding MSR – of $36.9 million, or $0.39 per diluted share, for the first quarter of 2017 compared to $36.9 million, or $0.39 per diluted share, for the first quarter of 2016 and $30.7 million, or $0.33 per diluted share, for the fourth quarter of 2016. Net operating income – excluding MSR – is a non-GAAP financial measure used by management to assess the core operating performance of the Company. This measure excludes items such as securities gains and losses, MSR valuation adjustments, restructuring charges, merger-related expenses, industry-related legal settlements, and other one-time charges. A full reconciliation of this measure is provided in the supplemental schedules of this news release.

“Our first quarter results reflect consistent improvement in our financial results, highlighted by continued balance sheet growth, disciplined expense control, and continued share repurchase activity,” remarked Dan Rollins, Chairman and Chief Executive Officer. “We reported deposit growth for the quarter of $354.7 million, or 12.3 percent on an annualized basis. While first quarter is typically seasonally high for deposit growth, this growth is reflective of our teammates’ continued commitment to broadening customer relationships and growing core deposits. Total operating expenses declined compared to both the first and fourth quarters of 2016, resulting in a decline in the operating efficiency ratio - excluding MSR - to 68.4 percent. Finally, we continue to be active in our share repurchase program, as we repurchased just over 1.6 million shares during the quarter at a weighted average price of $30.62 per share.”

“Additionally, our net interest margin remained stable at 3.46 percent compared to the fourth quarter of last year. Yields on both our loan portfolio and securities portfolio increased during the quarter while our average cost of deposits remained flat. This benefit to our margin was offset by a shift in our asset mix, which resulted from increases in lower yielding assets, including overnight investments and securities.”

Net Interest Revenue

Net interest revenue was $114.6 million for the first quarter of 2017, an increase of 3.1 percent from $111.2 million for the first quarter of 2016 and a decrease of 0.7 percent from $115.4 million for the fourth quarter of 2016. The fully taxable equivalent net interest margin was 3.46 percent for the first quarter of 2017 compared to 3.56 percent for the first quarter of 2016 and 3.46 percent for the fourth quarter of 2016. Yields on loans and leases were 4.20 percent for the first quarter of 2017 compared with 4.21 percent for the first quarter of 2016 and 4.18 percent for the fourth quarter of 2016, while yields on total interest earning assets were 3.70 percent for the first quarter of 2017 compared with 3.78 percent for the first quarter of 2016 and 3.70 percent for the fourth quarter of 2016. The average cost of deposits was 0.23 percent for the first quarter of 2017 compared to 0.21 percent for the first quarter of 2016 and 0.23 percent for the fourth quarter of 2016.

Asset, Deposit and Loan Activity

Total assets were $14.9 billion at March 31, 2017 compared with $13.9 billion at March 31, 2016. Loans and leases, net of unearned income, were $10.8 billion at March 31, 2017 compared with $10.4 billion at March 31, 2016.

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BXS Announces First Quarter 2017 Financial Results

April 19, 2017

Total deposits were $12.0 billion at March 31, 2017 compared with $11.5 billion at March 31, 2016. Time deposits decreased $11.0 million, or 0.6 percent, at March 31, 2017 compared to March 31, 2016. Over the same time period, interest bearing demand deposits increased $148.4 million, or 2.9 percent, while noninterest bearing demand deposits increased $298.0 million, or 9.6 percent, and savings deposits increased $120.7 million, or 8.0 percent.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the first quarter reflect a provision for credit losses of $1.0 million, which was flat compared to both the first and fourth quarters of 2016. Net recoveries for the first quarter of 2017 were $0.5 million, compared with net charge-offs of $1.0 million for the first quarter of 2016 and net charge-offs of $3.2 million for the fourth quarter of 2016. The allowance for credit losses was $125.2 million, or 1.16 percent of net loans and leases, at March 31, 2017, compared with $126.5 million, or 1.21 percent of net loans and leases, at March 31, 2016 and $123.7 million, or 1.14 percent of net loans and leases, at December 31, 2016.

Total non-performing assets (“NPAs”) were $90.0 million, or 0.83 percent of net loans and leases, at March 31, 2017 compared with $106.9 million, or 1.02 percent of net loans and leases, at March 31, 2016, and $109.7 million, or 1.01 percent of net loans and leases, at December 31, 2016. Other real estate owned was $8.5 million at March 31, 2017 compared with $12.7 million at March 31, 2016 and $7.8 million at December 31, 2016.

Noninterest Revenue

Noninterest revenue was $70.9 million for the first quarter of 2017, compared with $64.7 million for the first quarter of 2016 and $72.0 million for the fourth quarter of 2016. These results included a positive MSR valuation adjustment of $0.9 million for the first quarter of 2017 compared with a negative MSR valuation adjustment of $8.0 million for the first quarter of 2016 and a positive MSR valuation adjustment of $11.2 million for the fourth quarter of 2016. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, mortgage banking revenue was $8.1 million for the first quarter of 2017, compared with $9.8 million for the first quarter of 2016 and $5.6 million for the fourth quarter of 2016. Mortgage origination volume for the first quarter of 2017 was $287.8 million, compared with $315.4 million for the first quarter of 2016 and $395.9 million for the fourth quarter of 2016.

Credit and debit card fee revenue was $8.9 million for the first quarter of 2017, compared with $9.0 million for the first quarter of 2016 and $9.3 million for the fourth quarter of 2016. Deposit service charge revenue was $9.7 million for the first quarter of 2017, compared with $11.0 million for the first quarter of 2016 and $10.0 million for the fourth quarter of 2016. Insurance commission revenue was $32.9 million for the first quarter of 2017, compared with $33.2 million for the first quarter of 2016 and $25.7 million for the fourth quarter of 2016. Wealth management revenue was $5.2 million for the first quarter of 2017, compared with $5.1 million for the first quarter of 2016 and $5.4 million for the fourth quarter of 2016.

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BXS Announces First Quarter 2017 Financial Results

April 19, 2017

Noninterest Expense

Noninterest expense for the first quarter of 2017 was $127.1 million, compared with $141.5 million for the first quarter of 2016 and $130.5 million for the fourth quarter of 2016. Total noninterest expense for the first quarter of 2016 included a charge of $13.8 million to reflect a liability associated with the settlement of a previously announced joint investigation by the Consumer Financial Protection Bureau and the U.S. Department of Justice. Salaries and employee benefits expense was $81.4 million for the first quarter of 2017 compared to $81.7 million for the first quarter of 2016 and $80.9 million for the fourth quarter of 2016. Occupancy expense was $10.3 million for the first quarter of 2017, which was flat compared to both the first and fourth quarters of 2016. Other noninterest expense was $29.4 million for the first quarter of 2017, compared to $33.2 million for the first quarter of 2016 and $34.0 million for the fourth quarter of 2016.

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 11.45 percent at March 31, 2017, compared with 12.06 percent at March 31, 2016 and 11.71 percent at December 31, 2016. The ratio of tangible shareholders’ equity to tangible assets was 9.49 percent at March 31, 2017, compared with 10.05 percent at March 31, 2016 and 9.73 percent at December 31, 2016.

During the first quarter of 2017, the Company repurchased 1,613,691 shares of its outstanding common stock at a weighted average price of $30.62 per share. During the fourth quarter of 2016, the Company repurchased 436,541 shares at a weighted average price of $22.91 per share. As of March 31, 2017, the Company had 4,398,249 remaining shares available for repurchase under its current share repurchase authorization, which expires on December 29, 2017. On January 9, 2017, the Company redeemed $6.7 million in junior subordinated debt securities issued to American State Capital Trust I and $6.2 million in junior subordinated debt securities issued to Business Holding Company Trust I. Each of these junior subordinated debt securities was assumed by the Company pursuant to prior acquisitions of banks by the Company.

Estimated regulatory capital ratios at March 31, 2017 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.16 percent at March 31, 2017 and total risk-based capital of 13.21 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, in order to qualify for “well capitalized” classification.

Transactions

On December 19, 2016, BancorpSouth Insurance Services, Inc. announced and closed the acquisition of certain assets of Gonzales, Louisiana based Waguespack & Associates Insurance, Inc. The agency was formed in 1986 and is expected to produce annual revenues of approximately $3 million. Waguespack will continue to operate under current leadership in its current location in Gonzales.

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BXS Announces First Quarter 2017 Financial Results

April 19, 2017

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation agreed to be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of March 31, 2017, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $678.0 million and total deposits of $1.1 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. The Company and Central Community Corporation entered into an extension of the merger effective on October 13, 2016, extending the merger agreement through December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The merger agreement remains in effect until terminated by the Board of Directors of the Company or Central Community Corporation. The terms of the agreement provide for a minimum total deal value of $202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. agreed to be merged with and into the Company. OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of March 31, 2017, OIB, on a consolidated basis, reported total assets of $732.4 million, total loans of $498.2 million and total deposits of $606.8 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Ouachita Bancshares Corp. shareholders on April 8, 2014. The Company and Ouachita Bancshares Corp. entered into an extension of the merger effective on October 13, 2016, extending the merger agreement through December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The merger agreement remains in effect until terminated by the Board of Directors of the Company or Ouachita Bancshares Corp. The terms of the agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

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BXS Announces First Quarter 2017 Financial Results

April 19, 2017

For the most recent information regarding the status of the merger with Central Community Corporation and the status of the merger with Ouachita Bancshares Corp. in our periodic and current reports, please refer to the Form 8-K that was previously filed with the SEC on October 14, 2016.

Summary

Rollins concluded, “We are pleased to see the positive momentum seen in our financial performance for the last several quarters continue into 2017. As we look toward the remainder of the year, I’m excited about the opportunity to continue to build on this progress. While first quarter is historically seasonally slow for loan growth, we are optimistic about our team’s ability to produce quality credits and grow loans. Additionally, our producers in other areas including mortgage, insurance, and wealth management continue to look for ways to grow their customer base despite certain industry-specific headwinds. Finally, our credit quality remains strong while total operating expenses remain flat. Our team is confident this simple approach will allow us to continue to improve our operating performance.”

Conference Call

BancorpSouth will conduct a conference call to discuss its first quarter 2017 results on April 20, 2017, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at www.bancorpsouth.com and accessing the “Investor Relations” webpage. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. (NYSE: BXS) is a financial holding company headquartered in Tupelo, Mississippi, with $14.9 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 234 full service branch locations as well as additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois. BancorpSouth is committed to a culture of respect, diversity, and inclusion in both its workplace and communities. To learn more, visit our Community Commitment page at www.bancorpsouth.com. Like us on Facebook; follow us on Twitter: @MyBXS; or connect with us through LinkedIn.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its Bank Secrecy Act (“BSA”) and anti-money laundering (“AML”) compliance program and its fair lending compliance program, the Company’s compliance with the consent order it entered into with the Consumer Financial Protection Bureau and the United States Department of Justice related to the Company’s fair lending practices (the “Consent Order”), amortization expense for intangible assets, goodwill impairments, loan

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BXS Announces First Quarter 2017 Financial Results

April 19, 2017

impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, diversification of the Company’s revenue stream, the growth of the Company’s insurance business and commission revenue, the growth of the Company’s customer base and loan, deposit and fee revenue sources, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, the utilization of the Company’s share repurchase program, the implementation and execution of cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program and its fair lending compliance program, the Company’s ability to successfully implement and comply with the Consent Order, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the willingness of Ouachita Bancshares Corp. and Central Community Corporation to proceed with the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the growth of the Company’s insurance business and commission revenue, the growth of the Company’s loan, deposit and fee revenue sources, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, the utilization of the Company’s share repurchase program, the implementation and execution of cost saving initiatives, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Earnings Summary:
Interest revenue	$122,926	$123,444	$122,340	$119,423	$117,972
Interest expense	8,315	8,057	7,750	7,107	6,813

Net interest revenue	114,611	115,387	114,590	112,316	111,159
Provision for credit losses	1,000	1,000	—	2,000	1,000

Net interest revenue, after provision for credit losses	113,611	114,387	114,590	110,316	110,159
Noninterest revenue	70,869	71,975	69,673	68,526	64,727
Noninterest expense	127,109	130,519	128,317	127,561	141,512

Income before income taxes	57,371	55,843	55,946	51,281	33,374
Income tax expense	19,278	18,173	18,129	16,589	10,825

Net income	$38,093	$37,670	$37,817	$34,692	$22,549

Balance Sheet - Period End Balances
Total assets	$14,866,054	$14,724,388	$14,611,483	$14,137,160	$13,926,398
Total earning assets	13,757,920	13,549,407	13,483,345	12,977,030	12,760,031
Total securities	2,540,887	2,531,676	2,468,199	2,103,883	2,016,373
Loans and leases, net of unearned income	10,801,694	10,811,991	10,658,761	10,575,978	10,444,697
Allowance for credit losses	125,196	123,736	125,887	126,935	126,506
Total deposits	12,042,845	11,688,141	11,590,059	11,364,367	11,486,697
Long-term debt	530,000	530,000	563,495	365,588	67,681
Total shareholders’ equity	1,702,389	1,723,883	1,724,104	1,713,043	1,679,793

Balance Sheet - Average Balances
Total assets	$14,832,260	$14,655,360	$14,366,759	$14,027,786	$13,851,661
Total earning assets	13,715,612	13,525,284	13,265,266	12,963,056	12,830,000
Total securities	2,507,701	2,479,008	2,186,889	2,069,058	2,037,739
Loans and leases, net of unearned income	10,820,486	10,737,802	10,601,481	10,513,732	10,372,925
Total deposits	11,941,851	11,700,213	11,509,764	11,437,422	11,431,480
Long-term debt	530,000	534,141	430,886	219,434	67,750
Total shareholders’ equity	1,731,931	1,724,871	1,719,503	1,690,906	1,668,465

Nonperforming Assets:
Non-accrual loans and leases	$74,439	$71,812	$70,725	$68,638	$81,926
Loans and leases 90+ days past due, still accruing	3,063	3,983	2,255	1,875	4,567
Restructured loans and leases, still accruing	4,060	26,047	17,936	9,687	7,753

Non-performing loans (NPLs)	81,562	101,842	90,916	80,200	94,246

Other real estate owned	8,458	7,810	11,391	14,658	12,685

Non-performing assets (NPAs)	$90,020	$109,652	$102,307	$94,858	$106,931

Financial Ratios and Other Data:
Return on average assets	1.04%	1.02%	1.05%	0.99%	0.65%
Operating return on average assets-excluding MSR*	1.01%	0.83%	1.02%	1.07%	1.07%
Return on average shareholders’ equity	8.92%	8.69%	8.75%	8.25%	5.44%
Operating return on average shareholders’ equity-excluding MSR*	8.63%	7.08%	8.49%	8.84%	8.89%
Return on tangible equity*	11.19%	10.70%	10.68%	9.99%	6.63%
Operating return on tangible equity-excluding MSR*	10.82%	8.71%	10.36%	10.70%	10.84%
Noninterest income to average assets	1.94%	1.95%	1.93%	1.96%	1.88%
Noninterest expense to average assets	3.48%	3.54%	3.55%	3.66%	4.11%
Net interest margin-fully taxable equivalent	3.46%	3.46%	3.51%	3.56%	3.56%
Net interest rate spread	3.35%	3.36%	3.41%	3.47%	3.47%
Efficiency ratio (tax equivalent)*	67.71%	68.79%	68.72%	69.58%	79.30%
Operating efficiency ratio-excluding MSR (tax equivalent)*	68.43%	73.14%	69.39%	68.01%	70.41%
Loan/deposit ratio	89.69%	92.50%	91.96%	93.06%	90.93%
Price to earnings multiple (avg)	19.15	22.02	18.86	19.07	17.33
Market value to book value	164.09%	168.76%	126.59%	125.23%	119.81%
Market value to book value (avg)	166.39%	145.61%	129.73%	124.62%	116.78%
Market value to tangible book value	202.32%	207.63%	154.87%	153.53%	147.04%
Market value to tangible book value (avg)	205.16%	179.14%	158.71%	152.78%	143.33%
Headcount FTE	3,973	3,998	3,981	4,028	3,966

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 19 and 20.

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BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 3/31/2017	Quarter Ended 12/31/2016	Quarter Ended 9/30/2016	Quarter Ended 6/30/2016	Quarter Ended 3/31/2016
Credit Quality Ratios:
Net (recoveries) charge-offs to average loans and leases (annualized)	(0.02%)	0.12%	0.04%	0.06%	0.04%
Provision for credit losses to average loans and leases (annualized)	0.04%	0.04%	0.00%	0.08%	0.04%
Allowance for credit losses to net loans and leases	1.16%	1.14%	1.18%	1.20%	1.21%
Allowance for credit losses to non-performing loans and leases	153.50%	121.50%	138.47%	158.27%	134.23%
Allowance for credit losses to non-performing assets	139.08%	112.84%	123.05%	133.82%	118.31%
Non-performing loans and leases to net loans and leases	0.76%	0.94%	0.85%	0.76%	0.90%
Non-performing assets to net loans and leases	0.83%	1.01%	0.96%	0.90%	1.02%

Equity Ratios:
Total shareholders’ equity to total assets	11.45%	11.71%	11.80%	12.12%	12.06%
Tangible shareholders’ equity to tangible assets*	9.49%	9.73%	9.86%	10.11%	10.05%

Capital Adequacy:
Common Equity Tier 1 capital	12.16%	12.23%	12.13%	12.17%	12.14%
Tier 1 capital	12.16%	12.34%	12.32%	12.37%	12.34%
Total capital	13.21%	13.38%	13.37%	13.45%	13.43%
Tier 1 leverage capital	9.95%	10.32%	10.53%	10.66%	10.61%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.41	$0.40	$0.40	$0.37	$0.24
Diluted earnings per share	0.41	0.40	0.40	0.37	0.24
Operating earnings per share*	0.40	0.40	0.40	0.37	0.34
Operating earnings per share- excluding MSR*	0.39	0.33	0.39	0.39	0.39
Cash dividends per share	0.13	0.13	0.13	0.10	0.10
Book value per share	18.44	18.40	18.33	18.12	17.79
Tangible book value per share*	14.95	14.95	14.98	14.78	14.49
Market value per share (last)	30.25	31.05	23.20	22.69	21.31
Market value per share (high)	32.40	31.75	25.09	24.18	23.64
Market value per share (low)	28.10	22.23	20.98	20.19	18.69
Market value per share (avg)	30.68	26.79	23.78	22.58	20.77
Dividend payout ratio	30.73%	31.11%	31.17%	22.58%	41.85%
Total shares outstanding	92,344,409	93,696,687	94,074,740	94,546,091	94,438,626
Average shares outstanding - basic	93,642,848	93,740,626	94,303,916	94,461,025	94,369,211
Average shares outstanding - diluted	93,829,400	93,966,392	94,563,833	94,694,795	94,593,540

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.20%	4.18%	4.20%	4.20%	4.21%
Available-for-sale securities:
Taxable	1.35%	1.31%	1.33%	1.40%	1.40%
Tax-exempt	5.29%	5.29%	5.32%	5.36%	5.36%
Short-term investments	0.76%	0.41%	0.52%	0.39%	0.33%
Total interest earning assets and revenue	3.70%	3.70%	3.74%	3.78%	3.78%
Deposits	0.23%	0.23%	0.22%	0.21%	0.21%
Demand - interest bearing	0.22%	0.20%	0.19%	0.18%	0.17%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.79%	0.79%	0.78%	0.75%	0.73%
Short-term borrowings	0.31%	0.16%	0.15%	0.15%	0.14%
Total interest bearing deposits & short-term borrowings	0.32%	0.31%	0.30%	0.29%	0.28%
Junior subordinated debt	3.29%	3.53%	3.27%	3.23%	3.18%
Long-term debt	0.87%	0.73%	0.83%	1.21%	3.08%
Total interest bearing liabilities and expense	0.35%	0.34%	0.34%	0.32%	0.31%
Interest bearing liabilities to interest earning assets	70.24%	69.43%	69.33%	69.47%	69.75%
Net interest tax equivalent adjustment	$2,261	$2,371	$2,462	$2,493	$2,558

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 19 and 20.

- MORE -

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Mar-17	Dec-16	Sep-16	Jun-16	Mar-16
	(Dollars in thousands)
Assets
Cash and due from banks	$147,684	$184,152	$172,782	$186,381	$197,538
Interest bearing deposits with other banks	253,738	38,813	151,944	86,472	148,915
Available-for-sale securities, at fair value	2,540,887	2,531,676	2,468,199	2,103,883	2,016,373
Loans and leases	10,822,568	10,835,512	10,685,166	10,604,547	10,475,528
Less: Unearned income	20,874	23,521	26,405	28,569	30,831
Allowance for credit losses	125,196	123,736	125,887	126,935	126,506

Net loans and leases	10,676,498	10,688,255	10,532,874	10,449,043	10,318,191
Loans held for sale	161,600	166,927	204,441	210,698	150,046
Premises and equipment, net	305,250	305,561	305,245	305,694	306,765
Accrued interest receivable	42,329	42,005	41,583	39,645	41,401
Goodwill	300,798	300,798	294,901	294,901	291,498
Other identifiable intangibles	20,865	21,894	19,908	20,831	19,664
Bank owned life insurance	258,518	258,648	257,015	255,240	253,427
Other real estate owned	8,458	7,810	11,391	14,658	12,685
Other assets	149,429	177,849	151,200	169,714	169,895

Total Assets	$14,866,054	$14,724,388	$14,611,483	$14,137,160	$13,926,398

Liabilities
Deposits:
Demand: Noninterest bearing	$3,401,348	$3,250,537	$3,308,361	$3,133,460	$3,103,321
Interest bearing	5,182,011	5,034,470	4,877,482	4,838,704	5,033,565
Savings	1,627,621	1,561,819	1,533,401	1,512,694	1,506,942
Other time	1,831,865	1,841,315	1,870,815	1,879,509	1,842,869

Total deposits	12,042,845	11,688,141	11,590,059	11,364,367	11,486,697
Securities sold under agreement to repurchase	375,832	454,002	468,969	415,949	431,089
Federal funds purchased and other short-term borrowing	—	92,000	—	—	—
Accrued interest payable	4,109	3,975	4,107	3,727	3,305
Junior subordinated debt securities	—	12,888	23,198	23,198	23,198
Long-term debt	530,000	530,000	563,495	365,588	67,681
Other liabilities	210,879	219,499	237,551	251,288	234,635

Total Liabilities	13,163,665	13,000,505	12,887,379	12,424,117	12,246,605
Shareholders’ Equity
Common stock	230,861	234,242	235,187	236,365	236,097
Capital surplus	226,204	271,292	278,973	286,994	283,800
Accumulated other comprehensive loss	(50,360)	(50,937)	(33,549)	(27,587)	(32,144)
Retained earnings	1,295,684	1,269,286	1,243,493	1,217,271	1,192,040

Total Shareholders’ Equity	1,702,389	1,723,883	1,724,104	1,713,043	1,679,793

Total Liabilities & Shareholders’ Equity	$14,866,054	$14,724,388	$14,611,483	$14,137,160	$13,926,398

- MORE -

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Mar-17	Dec-16	Sep-16	Jun-16	Mar-16
	(Dollars in thousands)
Assets
Cash and due from banks	$162,696	$171,791	$157,233	$117,193	$71,528
Interest bearing deposits with other banks	258,502	165,805	311,545	237,635	316,108
Available-for-sale securities, at fair value	2,507,701	2,479,008	2,186,889	2,069,058	2,037,739
Loans and leases	10,843,069	10,763,314	10,629,522	10,543,795	10,405,063
Less: Unearned income	22,583	25,512	28,041	30,063	32,138
Allowance for credit losses	124,662	125,526	126,820	126,103	126,567

Net loans and leases	10,695,824	10,612,276	10,474,661	10,387,629	10,246,358
Loans held for sale	128,923	142,669	165,351	142,632	103,227
Premises and equipment, net	305,637	305,994	305,707	307,600	308,065
Accrued interest receivable	38,774	38,648	38,125	36,887	38,306
Goodwill	300,798	296,888	294,901	292,620	291,498
Other identifiable intangibles	21,236	20,303	20,248	19,796	19,987
Bank owned life insurance	257,669	257,397	255,967	254,191	252,422
Other real estate owned	8,154	9,084	13,664	15,666	14,523
Other assets	146,346	155,497	142,468	146,879	151,900

Total Assets	$14,832,260	$14,655,360	$14,366,759	$14,027,786	$13,851,661

Liabilities
Deposits:
Demand: Noninterest bearing	$3,272,876	$3,344,632	$3,221,539	$3,122,153	$3,014,896
Interest bearing	5,244,069	4,951,906	4,886,920	4,957,827	5,102,648
Savings	1,587,725	1,543,542	1,525,016	1,510,250	1,468,262
Other time	1,837,181	1,860,133	1,876,289	1,847,192	1,845,674

Total deposits	11,941,851	11,700,213	11,509,764	11,437,422	11,431,480
Securities sold under agreement to repurchase	414,272	475,669	454,826	443,340	431,260
Federal funds purchased and other short-term borrowing	19,545	3,924	11	4,275	10,484
Accrued interest payable	3,867	4,031	3,950	3,509	3,248
Junior subordinated debt securities	1,146	21,181	23,198	23,198	23,198
Long-term debt	530,000	534,141	430,886	219,434	67,750
Other liabilities	189,648	191,330	224,621	205,702	215,776

Total Liabilities	13,100,329	12,930,489	12,647,256	12,336,880	12,183,196
Shareholders’ Equity
Common stock	234,285	234,323	235,860	236,176	235,946
Capital surplus	265,685	271,900	283,437	284,818	282,796
Accumulated other comprehensive loss	(50,616)	(40,454)	(29,743)	(32,820)	(36,184)
Retained earnings	1,282,577	1,259,102	1,229,949	1,202,732	1,185,907

Total Shareholders’ Equity	1,731,931	1,724,871	1,719,503	1,690,906	1,668,465

Total Liabilities & Shareholders’ Equity	$14,832,260	$14,655,360	$14,366,759	$14,027,786	$13,851,661

- MORE -

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended
	Mar-17	Dec-16	Sep-16	Jun-16	Mar-16
INTEREST REVENUE:
Loans and leases	$111,498	$112,189	$111,605	$109,078	$107,805
Deposits with other banks	485	169	409	229	263
Available-for-sale securities:
Taxable	7,350	7,105	6,189	6,009	5,888
Tax-exempt	2,581	2,771	2,898	2,924	3,032
Loans held for sale	1,012	1,210	1,239	1,183	984

Total interest revenue	122,926	123,444	122,340	119,423	117,972

INTEREST EXPENSE:
Interest bearing demand	2,786	2,514	2,361	2,208	2,163
Savings	472	470	462	451	443
Other time	3,582	3,711	3,661	3,436	3,354
Federal funds purchased and securities sold under agreement to repurchase	322	190	173	159	140
Long-term debt	1,142	985	902	665	530
Junior subordinated debt	9	187	190	187	183
Other	2	—	1	1	—

Total interest expense	8,315	8,057	7,750	7,107	6,813

Net interest revenue	114,611	115,387	114,590	112,316	111,159
Provision for credit losses	1,000	1,000	—	2,000	1,000

Net interest revenue, after provision for credit losses	113,611	114,387	114,590	110,316	110,159

NONINTEREST REVENUE:
Mortgage banking	8,990	16,803	11,087	7,886	1,830
Credit card, debit card and merchant fees	8,903	9,262	9,292	9,495	8,961
Deposit service charges	9,689	9,956	11,313	11,018	11,014
Security gains, net	1,071	39	1	86	2
Insurance commissions	32,940	25,709	28,194	28,803	33,249
Wealth management	5,174	5,401	5,312	5,347	5,109
Other	4,102	4,805	4,474	5,891	4,562

Total noninterest revenue	70,869	71,975	69,673	68,526	64,727

NONINTEREST EXPENSE:
Salaries and employee benefits	81,386	80,850	80,884	80,675	81,679
Occupancy, net of rental income	10,302	10,294	10,412	10,109	10,273
Equipment	3,568	3,563	3,423	3,295	3,765
Deposit insurance assessments	2,484	1,818	3,227	2,582	2,288
Regulatory settlement	—	—	—	—	10,277
Other	29,369	33,994	30,371	30,900	33,230

Total noninterest expense	127,109	130,519	128,317	127,561	141,512

Income before income taxes	57,371	55,843	55,946	51,281	33,374
Income tax expense	19,278	18,173	18,129	16,589	10,825

Net income	$38,093	$37,670	$37,817	$34,692	$22,549

Net income per share: Basic	$0.41	$0.40	$0.40	$0.37	$0.24

Diluted	$0.41	$0.40	$0.40	$0.37	$0.24

- MORE -

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-17	Dec-16	Sep-16	Jun-16	Mar-16
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,536,527	$1,612,295	$1,616,152	$1,698,089	$1,716,477
Real estate
Consumer mortgages	2,675,672	2,643,966	2,611,387	2,549,989	2,480,828
Home equity	626,488	628,846	622,566	614,686	605,228
Agricultural	240,534	245,377	242,171	251,566	239,422
Commercial and industrial-owner occupied	1,801,613	1,764,265	1,668,477	1,644,618	1,654,577
Construction, acquisition and development	1,136,827	1,157,248	1,121,386	1,021,218	966,362
Commercial real estate	2,271,542	2,237,719	2,240,717	2,254,653	2,233,742
Credit cards	103,813	109,656	107,447	108,101	106,714
All other	408,678	412,619	428,458	433,058	441,347

Total loans	$10,801,694	$10,811,991	$10,658,761	$10,575,978	$10,444,697

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$123,736	$125,887	$126,935	$126,506	$126,458

Loans and leases charged-off:
Commercial and industrial	(384)	(2,483)	(1,180)	(748)	(140)
Real estate
Consumer mortgages	(596)	(905)	(595)	(477)	(710)
Home equity	(459)	(873)	(237)	(224)	(550)
Agricultural	(44)	—	(89)	(10)	(11)
Commercial and industrial-owner occupied	(404)	(20)	(261)	(660)	(154)
Construction, acquisition and development	(30)	(10)	(5)	(280)	(226)
Commercial real estate	(19)	—	(14)	(870)	(245)
Credit cards	(838)	(815)	(696)	(614)	(720)
All other	(559)	(580)	(713)	(417)	(487)

Total loans charged-off	(3,333)	(5,686)	(3,790)	(4,300)	(3,243)

Recoveries:
Commercial and industrial	490	1,019	263	339	212
Real estate
Consumer mortgages	625	413	327	499	455
Home equity	356	71	109	246	80
Agricultural	41	15	28	96	36
Commercial and industrial-owner occupied	193	201	117	101	125
Construction, acquisition and development	1,324	195	382	524	272
Commercial real estate	69	176	1,043	509	683
Credit cards	249	208	262	199	181
All other	446	237	211	216	247

Total recoveries	3,793	2,535	2,742	2,729	2,291

Net recoveries (charge-offs)	460	(3,151)	(1,048)	(1,571)	(952)

Provision charged to operating expense	1,000	1,000	—	2,000	1,000

Balance, end of period	$125,196	$123,736	$125,887	$126,935	$126,506

Average loans for period	$10,820,486	$10,737,802	$10,601,481	$10,513,732	$10,372,925

Ratio:
Net (recoveries) charge-offs to average loans (annualized)	(0.02%)	0.12%	0.04%	0.06%	0.04%

- MORE -

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-17	Dec-16	Sep-16	Jun-16	Mar-16
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$13,959	$13,679	$11,659	$8,675	$10,248
Real estate
Consumer mortgages	21,543	21,084	20,196	19,309	22,968
Home equity	3,157	3,817	3,721	2,734	3,564
Agricultural	5,180	1,546	1,194	1,107	932
Commercial and industrial-owner occupied	15,135	10,791	11,983	16,021	16,633
Construction, acquisition and development	1,466	7,022	6,939	6,086	7,720
Commercial real estate	13,638	13,402	14,793	14,197	19,417
Credit cards	87	161	121	159	188
All other	274	310	119	350	256

Total nonaccrual loans and leases	$74,439	$71,812	$70,725	$68,638	$81,926

Loans and Leases 90+ Days Past Due, Still Accruing:	3,063	3,983	2,255	1,875	4,567
Restructured Loans and Leases, Still Accruing	4,060	26,047	17,936	9,687	7,753

Total non-performing loans and leases	81,562	101,842	90,916	80,200	94,246

OTHER REAL ESTATE OWNED:	8,458	7,810	11,391	14,658	12,685

Total Non-performing Assets	$90,020	$109,652	$102,307	$94,858	$106,931

Additions to Nonaccrual Loans and Leases During the Quarter	$23,348	$16,007	$17,319	$10,553	$15,933

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$4,083	$3,449	$6,736	$3,748	$3,758
Real estate
Consumer mortgages	10,149	14,490	15,443	15,784	11,985
Home equity	1,720	3,072	3,854	2,842	2,414
Agricultural	364	1,283	616	367	240
Commercial and industrial-owner occupied	1,949	2,120	1,712	2,854	669
Construction, acquisition and development	3,306	1,344	1,272	1,137	1,489
Commercial real estate	2,631	653	15,221	3,776	1,831
Credit cards	800	726	774	677	569
All other	776	673	1,089	712	606

Total Loans and Leases 30-89 days past due, still accruing	$25,778	$27,810	$46,717	$31,897	$23,561

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.04%	0.04%	0.00%	0.08%	0.04%
Allowance for credit losses to net loans and leases	1.16%	1.14%	1.18%	1.20%	1.21%
Allowance for credit losses to non-performing loans and leases	153.50%	121.50%	138.47%	158.27%	134.23%
Allowance for credit losses to non-performing assets	139.08%	112.84%	123.05%	133.82%	118.31%
Non-performing loans and leases to net loans and leases	0.76%	0.94%	0.85%	0.76%	0.90%
Non-performing assets to net loans and leases	0.83%	1.01%	0.96%	0.90%	1.02%

- MORE -

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	March 31, 2017
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,489,753	$—	$34,936	$—	$—	$11,838	$1,536,527
Real estate
Consumer mortgages	2,611,576	517	62,045	258	—	1,276	2,675,672
Home equity	615,753	—	9,881	—	—	854	626,488
Agricultural	227,902	—	8,899	141	—	3,592	240,534
Commercial and industrial-owner occupied	1,734,995	3,663	50,908	—	—	12,047	1,801,613
Construction, acquisition and development	1,124,929	—	11,621	—	—	277	1,136,827
Commercial real estate	2,216,915	—	42,614	—	—	12,013	2,271,542
Credit cards	103,813	—	—	—	—	—	103,813
All other	402,287	—	6,291	100	—	—	408,678

Total loans	$10,527,923	$4,180	$227,195	$499	$—	$41,897	$10,801,694

	December 31, 2016
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,562,263	$—	$41,618	$100	$—	$8,314	$1,612,295
Real estate
Consumer mortgages	2,579,905	522	61,602	282	—	1,655	2,643,966
Home equity	616,758	—	11,231	—	—	857	628,846
Agricultural	233,939	—	10,577	—	—	861	245,377
Commercial and industrial-owner occupied	1,705,266	3,668	47,010	—	—	8,321	1,764,265
Construction, acquisition and development	1,135,618	—	15,697	—	—	5,933	1,157,248
Commercial real estate	2,179,318	634	45,471	—	—	12,296	2,237,719
Credit cards	109,656	—	—	—	—	—	109,656
All other	405,611	—	7,008	—	—	—	412,619

Total loans	$10,528,334	$4,824	$240,214	$382	$—	$38,237	$10,811,991

- MORE -

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	March 31, 2017
	Alabama
	and Florida
	Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$146,277	$181,759	$172,034	$554,665	$85,672	$118,052	$219,638	$58,430	$1,536,527
Real estate
Consumer mortgages	355,497	322,928	224,643	846,615	89,752	302,422	506,417	27,398	2,675,672
Home equity	95,605	44,558	71,903	230,822	21,956	144,109	15,722	1,813	626,488
Agricultural	8,540	83,664	26,241	66,060	6,568	13,501	35,927	33	240,534
Commercial and industrial-owner occupied	200,300	193,486	210,282	732,207	47,847	155,666	261,825	—	1,801,613
Construction, acquisition and development	125,908	61,890	53,512	344,875	21,592	167,290	361,760	—	1,136,827
Commercial real estate	314,657	355,978	219,715	585,549	200,684	202,476	392,068	415	2,271,542
Credit cards	—	—	—	—	—	—	—	103,813	103,813
All other	52,756	41,000	25,235	212,471	3,417	23,799	43,841	6,159	408,678

Total loans	$1,299,540	$1,285,263	$1,003,565	$3,573,264	$477,488	$1,127,315	$1,837,198	$198,061	$10,801,694

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$248	$532	$2,449	$5,438	$4,554	$105	$842	$142	$14,310
Real estate
Consumer mortgages	727	4,019	1,485	11,269	813	1,782	4,444	412	24,951
Home equity	383	791	829	690	81	383	—	—	3,157
Agricultural	—	522	251	4,220	—	171	16	1	5,181
Commercial and industrial-owner occupied	1,090	2,840	1,197	7,227	3,448	511	635	—	16,948
Construction, acquisition and development	45	775	—	478	59	49	294	—	1,700
Commercial real estate	1,014	601	42	11,346	—	13	746	—	13,762
Credit cards	—	—	—	—	—	—	—	1,252	1,252
All other	16	—	2	258	—	19	6	—	301

Total loans	$3,523	$10,080	$6,255	$40,926	$8,955	$3,033	$6,983	$1,807	$81,562

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.17%	0.29%	1.42%	0.98%	5.32%	0.09%	0.38%	0.24%	0.93%
Real estate
Consumer mortgages	0.20%	1.24%	0.66%	1.33%	0.91%	0.59%	0.88%	1.50%	0.93%
Home equity	0.40%	1.78%	1.15%	0.30%	0.37%	0.27%	0.00%	0.00%	0.50%
Agricultural	0.00%	0.62%	0.96%	6.39%	0.00%	1.27%	0.04%	3.03%	2.15%
Commercial and industrial-owner occupied	0.54%	1.47%	0.57%	0.99%	7.21%	0.33%	0.24%	N/A	0.94%
Construction, acquisition and development	0.04%	1.25%	0.00%	0.14%	0.27%	0.03%	0.08%	N/A	0.15%
Commercial real estate	0.32%	0.17%	0.02%	1.94%	0.00%	0.01%	0.19%	0.00%	0.61%
Credit cards	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.21%	1.21%
All other	0.03%	0.00%	0.01%	0.12%	0.00%	0.08%	0.01%	0.00%	0.07%

Total loans	0.27%	0.78%	0.62%	1.15%	1.88%	0.27%	0.38%	0.91%	0.76%

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BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-17	Dec-16	Sep-16	Jun-16	Mar-16
NONINTEREST REVENUE:
Mortgage banking excl. MSR and MSR Hedge market value adj	$8,056	$5,561	$9,274	$11,978	$9,784
MSR and MSR Hedge market value adjustment	934	11,242	1,813	(4,092)	(7,954)
Credit card, debit card and merchant fees	8,903	9,262	9,292	9,495	8,961
Deposit service charges	9,689	9,956	11,313	11,018	11,014
Securities gains, net	1,071	39	1	86	2
Insurance commissions	32,940	25,709	28,194	28,803	33,249
Trust income	3,561	3,874	3,641	3,493	3,430
Annuity fees	349	257	446	465	477
Brokerage commissions and fees	1,264	1,270	1,225	1,389	1,202
Bank-owned life insurance	1,669	2,104	1,775	1,813	1,893
Other miscellaneous income	2,433	2,701	2,699	4,079	2,669

Total noninterest revenue	$70,869	$71,975	$69,673	$68,526	$64,727

NONINTEREST EXPENSE:
Salaries and employee benefits	$81,386	$80,850	$80,884	$80,675	$81,679
Occupancy, net of rental income	10,302	10,294	10,412	10,109	10,273
Equipment	3,568	3,563	3,423	3,295	3,765
Deposit insurance assessments	2,484	1,818	3,227	2,582	2,288
Regulatory settlement	—	—	—	—	10,277
Advertising	663	2,443	925	1,043	633
Foreclosed property expense	1,050	1,005	859	1,309	1,181
Telecommunications	1,147	1,245	1,288	1,259	1,295
Public relations	720	716	718	599	661
Data processing	6,623	6,903	6,856	6,685	6,391
Computer software	2,981	3,013	2,976	2,732	2,660
Amortization of intangibles	1,030	963	923	869	880
Legal	1,229	1,190	1,064	1,754	4,535
Merger expense	—	—	—	1	1
Postage and shipping	1,175	1,075	1,059	985	1,117
Other miscellaneous expense	12,751	15,441	13,703	13,664	13,876

Total noninterest expense	$127,109	$130,519	$128,317	$127,561	$141,512

INSURANCE COMMISSIONS:
Property and casualty commissions	$19,755	$19,098	$20,927	$20,417	$19,877
Life and health commissions	6,465	5,757	5,897	6,252	5,615
Risk management income	648	610	674	592	623
Other	6,072	244	696	1,542	7,134

Total insurance commissions	$32,940	$25,709	$28,194	$28,803	$33,249

- MORE -

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-17	Dec-16	Sep-16	Jun-16	Mar-16
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$65,263	$51,930	$48,108	$50,544	$57,268
Additions to mortgage servicing rights:
Originations of servicing assets	2,866	4,022	4,349	3,723	2,612
Changes in fair value:
Due to payoffs/paydowns	(1,876)	(2,447)	(2,338)	(2,066)	(1,380)
Due to change in valuation inputs or assumptions used in the valuation model	909	11,759	1,813	(4,092)	(7,954)
Other changes in fair value	(1)	(1)	(2)	(1)	(2)

Fair value, end of period	$67,161	$65,263	$51,930	$48,108	$50,544

MORTGAGE BANKING REVENUE:
Production revenue:
Origination	$5,117	$3,335	$6,973	$9,366	$6,420
Servicing	4,815	4,673	4,639	4,678	4,744
Payoffs/Paydowns	(1,876)	(2,447)	(2,338)	(2,066)	(1,380)

Total production revenue	8,056	5,561	9,274	11,978	9,784
Market value adjustment on MSR	909	11,759	1,813	(4,092)	(7,954)
Market value adjustment on MSR Hedge	25	(517)	—	—	—

Total mortgage lending revenue	$8,990	$16,803	$11,087	$7,886	$1,830

Mortgage loans serviced	$6,429,617	$6,384,649	$6,285,027	$6,156,258	$6,096,220
MSR/mtg loans serviced	1.04%	1.01%	0.83%	0.78%	0.83%

AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,818,180	$1,789,427	$1,691,866	$1,310,803	$1,196,167
Government agency issued residential mortgage-back securities	167,542	176,243	184,095	180,178	189,741
Government agency issued commercial mortgage-back securities	170,082	172,279	178,826	193,475	207,908
Obligations of states and political subdivisions	352,324	360,005	384,996	399,391	408,537
Other	32,759	33,722	28,416	20,036	14,020

Total available-for-sale securities	$2,540,887	$2,531,676	$2,468,199	$2,103,883	$2,016,373

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BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including net operating income, net operating income-excluding MSR, total operating expense, tangible shareholders’ equity to tangible assets, return on tangible equity, operating return on tangible equity-excluding MSR, operating return on average assets-excluding MSR, operating return on average shareholders’ equity-excluding MSR, tangible book value per share, operating earnings per share, operating earnings per share-excluding MSR, efficiency ratio (tax equivalent) and operating efficiency ratio-excluding MSR (tax equivalent). The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s capital position and operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Net Operating Income and Net Operating Income-Excluding MSR to Net Income:

	Quarter ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Net income	$38,093	$37,670	$37,817	$34,692	$22,549
Plus: Merger expense, net of tax	—	—	—	1	1
Regulatory related charges, net of tax	—	—	—	—	9,412
Less: Security gains, net of tax	664	25	—	53	2

Net operating income	$37,429	$37,645	$37,817	$34,640	$31,960

Less: MSR market value adjustment, net of tax	579	6,970	1,124	(2,537)	(4,931)

Net operating income-excluding MSR	$36,850	$30,675	$36,693	$37,177	$36,891

Reconciliation of Total Operating Expense to Total Noninterest Expense:

Total noninterest expense	$127,109	$130,519	$128,317	$127,561	$141,512
Less: Merger expense	—	—	—	1	1
Regulatory related charges	—	—	—	—	13,777

Total operating expense	$127,109	$130,519	$128,317	$127,560	$127,734

- MORE -

BXS Announces First Quarter 2017 Financial Results

April 19, 2017

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

		Quarter ended
		3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
	Tangible assets
	Total assets	$14,866,054	$14,724,388	$14,611,483	$14,137,160	$13,926,398
Less:	Goodwill	300,798	300,798	294,901	294,901	291,498
	Other identifiable intangible assets	20,865	21,894	19,908	20,831	19,664

	Total tangible assets	$14,544,391	$14,401,696	$14,296,674	$13,821,428	$13,615,236

	Tangible shareholders’ equity
	Total shareholders’ equity	$1,702,389	$1,723,883	$1,724,104	$1,713,043	$1,679,793
Less:	Goodwill	300,798	300,798	294,901	294,901	291,498
	Other identifiable intangible assets	20,865	21,894	19,908	20,831	19,664

	Total tangible shareholders’ equity	$1,380,726	$1,401,191	$1,409,295	$1,397,311	$1,368,631

	Total average assets	$14,832,260	$14,655,360	$14,366,759	$14,027,786	$13,851,661
	Total shares of common stock outstanding	92,344,409	93,696,687	94,074,740	94,546,091	94,438,626
	Average shares outstanding-diluted	93,829,400	93,966,392	94,563,833	94,694,795	94,593,540

	Tangible shareholders’ equity to tangible assets (1)	9.49%	9.73%	9.86%	10.11%	10.05%
	Return on tangible equity (2)	11.19%	10.70%	10.68%	9.99%	6.63%
	Operating return on tangible equity-excluding MSR (3)	10.82%	8.71%	10.36%	10.70%	10.84%
	Operating return on average assets-excluding MSR (4)	1.01%	0.83%	1.02%	1.07%	1.07%
	Operating return on average shareholders’ equity-excluding MSR (5)	8.63%	7.08%	8.49%	8.84%	8.89%
	Tangible book value per share (6)	$14.95	$14.95	$14.98	$14.78	$14.49
	Operating earnings per share (7)	$0.40	$0.40	$0.40	$0.37	$0.34
	Operating earnings per share-excluding MSR (8)	$0.39	$0.33	$0.39	$0.39	$0.39

(1)	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
(2)	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
(3)	Operating return on tangible equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by tangible shareholders’ equity.
(4)	Operating return on average assets-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by total average assets.
(5)	Operating return on average shareholders’ equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by average shareholders’ equity.
(6)	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total shares of common stock outstanding.
(7)	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.
(8)	Operating earnings per share-excluding MSR is defined by the Company as net operating income-excluding MSR divided by average shares outstanding-diluted.

Efficiency Ratio (tax equivalent) and Operating Efficiency Ratio-excluding MSR (tax equivalent) Definitions

The efficiency ratio (tax equivalent) and the operating efficiency ratio-excluding MSR (tax equivalent) are supplemental financial measures utilized in management’s internal evaluation of the Company’s use of resources and are not defined under GAAP. The efficiency ratio (tax equivalent) is calculated by dividing total noninterest expense by total revenue, which includes net interest income plus noninterest income plus the tax equivalent adjustment. The operating efficiency ratio-excluding MSR (tax equivalent) excludes expense items otherwise disclosed as non-operating from total noninterest expense. In addition, the MSR valuation adjustment as well as securities gains and losses are excluded from total revenue.

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